Exhibit 99.3

[Logo of World Fuel Services Corporation]

NEWS RELEASE for February 20, 2003 at 8:00 AM EDT

Contact:	Allen & Caron Inc	World Fuel Services Corporation
	Michael Mason (Investors)	Francis X Shea, CFO & EVP
	michaelm@allencaron.com	fshea@wfscorp.com
	(212) 691-8087	(305) 884-2001
Len Hall (Media)
len@allencaron.com
(949) 474-4300

WORLD FUEL SERVICES CORPORATION NAMES J. THOMAS PRESBY

TO THE BOARD

Miami Springs, FL (February 20, 2003) . . . World Fuel Services Corporation (NYSE:INT), a global leader in the marketing and financing of aviation and marine fuel products and related services, today announced that it has appointed J. Thomas Presby to their Board of Directors.

Mr. Presby, 63, spent 30 years as a partner in Deloitte & Touche Tohmatsu (DTT), one of the world’s leading public accounting firms, before taking mandatory retirement in June of 2002. At the time of his retirement, Mr. Presby was serving as Deputy Chief Executive Officer of DTT, a position he held since 2001. Prior to that Mr. Presby served as Deputy Chairman and Chief Operating Officer of DTT (1995-2000); Chief Executive Officer (and founder) of Deloitte & Touche Central Europe (1990-1995); Chief Executive Officer Europe (1992-1994) and Managing Partner (and founder), Financial Services Center (1982-1990).

“As a fast growing international services company we are delighted to have someone of Tom’s extensive global experience join our board,” said Paul H. Stebbins, Chairman and Chief Executive Officer. “His deep international background in finance, financial services, business operations and management will add tremendous value as we work to realize our strategic vision for the future.”

“Tom Presby is a welcome addition to our board,” said Myles Klein, independent director and chairman of the audit committee. “We are confident he will help us in our efforts to set the standard for best practices in the area of corporate governance and support management in their efforts to grow the business and build shareholder value.”

Mr. Presby currently serves on the following boards: The German Marshall Fund of the USA (Chairman audit committee); GreenPoint Financial Corp. (NYSE), member, audit committee; PracticeWorks (AMEX), Chairman, audit committee. Mr. Presby’s previous board experience includes Rutgers University; Carnegie Mellon University

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WORLD FUEL NAMES J. THOMAS PRESBY TO THE BOARD

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Graduate School of Business; the French American Foundation; and numerous US and foreign Deloitte Touche Tohmatsu boards. Mr. Presby is also currently active in commercial dispute resolution, acting as an arbitrator, mediator and expert witness.

About World Fuel Services Corporation

Headquartered in Miami Springs, FL, World Fuel Services Corporation is a global leader in the downstream marketing and financing of aviation and marine fuel products and related services. As the marketer of choice in the aviation and shipping industries, World Fuel Services provides fuel and services at more than 1,100 airports and seaports worldwide. With 30 offices strategically located throughout the world, World Fuel Services offers its customers a value-added outsource service for the supply, quality control, logistical support and price risk management of marine and aviation fuel.

The company’s global team of market makers provides deep domain expertise in all aspects of marine and aviation fuel management. World Fuel Services’ aviation customers include commercial, passenger and cargo operators as well as corporate clientele. The company’s marine customers include premier blue-chip companies from all segments of the market. For more information, call (305) 884-2001 or visit www.worldfuel.com.

With the exception of historical information in this news release, this document includes forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the management of growth, fluctuations in world oil prices or foreign currency, major changes in political, economic, regulatory, or environmental conditions, the loss of key customers, suppliers or key members of senior management, uninsured losses, competition, credit risk associated with accounts and notes receivable, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings. Actual results may differ materially from any forward-looking statements set forth herein.

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